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                                                              EXHIBIT 16.2

March 26, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington D.C. 20549

Ladies and Gentlemen:

We have read the section titled "Change in Accountants" set forth in the Prospectus which is a part of Amendment No. 1 to the Registration Statement on Form S-1 of Life Financial Corporation dated March 26, 1997, and are in agreement with the statements contained in paragraphs 3 and 4 therein.

Yours very truly,

/s/ Price Waterhouse LLP
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Price Waterhouse LLP